UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                        ______________________________

                            FORM 8-K
                          CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  May 22, 2003


                                   0-15898
                          (Commission File Number)

                       ______________________________

                 CASUAL MALE RETAIL GROUP, INC.
        (Exact name of registrant as specified in its charter)

      Delaware                                             04-2623104
(State of Incorporation)                                 (IRS Employer
                                                      Identification Number)


              555 Turnpike Street, Canton, Massachusetts 02021
            (Address of registrant's principal executive office)


                              (781) 828-9300
                     (Registrant's telephone number)
                      ______________________________



















ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
	(c) Exhibits
	Exhibit No.	Description
	99.1		Press Release announcing Casual Male Retail Group,
			Inc.'s First Quarter Fiscal 2004 Results.

ITEM 9.  Regulation FD Disclosure.

The information contained in this Current Report, which is intended to be furnished under Item 12 ("Results of Operations and Financial Condition"), is instead being furnished under Item 9 ("Regulation FD Disclosure") pursuant to interim guidance issued by the Securities and Exchange Commission in Release Nos. 33-8216 and 34-47583. As such, the information contained herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On May 22, 2003, Casual Male Retail Group, Inc. (the "Company") issued a press release announcing, among other things, results for the first quarter of the Company's fiscal 2004. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Company's press release, in addition to containing results that are determined in accordance with accounting principles generally accepted in the United States of America, also contains pro forma financial information, as if the Company operated its Casual Male business for the first quarter of the prior fiscal year. On May 14, 2002, during the second quarter of the prior fiscal year, the Company completed the acquisition of substantially all of the assets of Casual Male Corp. and certain of its subsidiaries for a purchase price of approximately $170 million, plus the assumption of certain operating liabilities. In view of the significance of the Casual Male acquisition to the growth and future identity of the Company, pro forma financial information for the Casual Male business is included in the Company's press release.




















                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              CASUAL MALE RETAIL GROUP, INC.

                                              By: /s/ Dennis R. Hernreich
								 ---------------------------
                                              Name:  Dennis R. Hernreich
                                              Title: Executive Vice President
                                                     and Chief Financial Officer


Date:  May 22, 2003